UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 5, 2009

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           In connection with its annual review of executive compensation, on August 5, 2009 the Registrant’s Board of Directors awarded performance-based cash bonuses to certain members of management as follows: Michael A. Gerber, $166,667.00; Tom D. Stenson, $156,736.02; Timothy L. Buzby, $91,731.75; Jerome G. Oslick, $68,101.42; and Mary K. Waters, $47,213.02.  These bonuses were calculated pursuant to the methodology for the 2008-09 planning year described in the “Compensation Discussion and Analysis” section of the Registrant’s 2009 definitive proxy statement, which was filed with the SEC on April 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Vice President – General Counsel

Dated:         August 7, 2009